EXHIBIT 99.1

Green Vision Biotechnology Corp. Announces Voluntary Filing of Form 15 To Suspend SEC Reporting Obligations

Hong Kong – September 13, 2022 - Green Vision Biotechnology Corp. (“GVBT” or the “Company”) (CIK: 1571804), today announced that the Company’s Board of Directors has determined to effect a suspension of its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), by voluntarily filing a Form 15 with the Securities and Exchange Commission (“SEC”) on September 20, 2022.

The Company is eligible to suspend its reporting obligations because it has fewer than 300 record holders of its common stock. Upon the filing of the Form 15, the Company’s obligation to file certain Exchange Act reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, will immediately be suspended.

Despite suspending its reporting obligations, the Company intends to maintain its public listing on the OTC Pink Sheets market and plans to continue to disclose company information via the OTC Markets reporting service.

GVBT’s Board has approved the suspension of its SEC reporting obligations primarily as a cost reduction measure, thereby allowing the Company to focus exclusively on continuing to operate its business. Suspending and, ultimately, terminating GVBT’s SEC reporting obligations is expected to result in substantial legal, accounting, and related cost savings associated with reporting compliance and free those funds for the Company’s exploration of possible corporate transactions.

Mr. Michael K. T. Leung, Chairman and Director of the Company, stated, “Our decision was made after careful research, consideration, and evaluation of the advantages and disadvantages of being an Exchange Act reporting company and the increasing expense of compliance with various SEC and other obligations.”

“In making its decision, our board took into consideration the small number of Company stockholders and the current level of trading in the Company’s common stock,” Mr. William C. W. Lam, Chief Executive Officer of GVBT, continued, “ We expect this decision should  benefit  the Company  and its stockholders by reducing expenses and permitting management to strategize and focus on our  long-term plans and goals, including our intended collaboration with International Supply Chain Alliance Company Limited. We are excited to take this first of many important steps in the development of our company’s future”.

About Green Vision Biotechnology Corp. (GVBT)

GVBT is a pioneer in research and development of green products (i.e. bio-fertilizer) for the agricultural sector in the People’s Republic of China. The Company has decided to expand its business scope into agricultural sectors, including trading and cold storage of agricultural products and related logistic business. For more information go to: www.gvbt.com

Safe Harbour Statement:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of GVBT to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company’s plans and objectives are based, in part, on assumptions involving the continued expansion of business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Contact Information:

Contact:	Mr. William C. W. Lam
Address:	Rooms 1804-06, 18/F., Wing On House, 71 Des Voeux Road Central, Hong Kong SAR, China
Phone:	852-94929967
E-mail:	info@chinagreenvision.com
Website:	www.gvbt.com

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